UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One SE Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)
NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02.    Results of Operations and Financial Condition.

On June 10, 2019, Casey's General Stores, Inc. (the "Company") issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended April 30, 2019. A copy of the Company's press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Fiscal Year Annual Incentive Plan Payments

On June 4, 2019, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) authorized payment to the Company’s named executive officers under the 2019 fiscal year Annual Incentive Plan (the “2019 Annual Plan”). Based on the Company’s performance during the 2019 fiscal year, the payments are equal to 128.7% of the “target” payout under the 2019 Annual Plan for each named executive officer (which “target” is represented by a percentage of their 2019 fiscal year base salary), resulting in the following payments: (i) Terry W. Handley, President and Chief Executive Officer, $1,190,475; (ii) William J. Walljasper, Senior Vice President and Chief Financial Officer, $536,036; (iii) Julia L. Jackowski, Senior Vice President-Corporate General Counsel and Secretary, $495,656; (iv) John C. Soupene, Senior Vice President-Operations, $396,396; and (v) Cindi W. Summers, Senior Vice President-Human Resources, $363,899.

2020 Fiscal Year Long-Term Equity Incentive Awards

On June 4, 2019, the Compensation Committee approved annual long-term equity incentive awards to its named executive officers (other than Mr. Handley, who is retiring from the Company effective June 23, 2019, but including Darren M. Rebelez, who has been elected to succeed Mr. Handley as the Company’s President and Chief Executive Officer effective June 24, 2019). The awards, made under the terms of the Company’s 2018 Stock Incentive Plan, are based on a percentage (ranging from 110% to 125% for the Company’s Senior Vice Presidents and 275% for Mr. Rebelez) of base salary for the 2020 fiscal year, and consist of three types of equity awards: (i) time-based restricted stock units (“RSUs”), comprising 25% of the award amount; (ii) performance-based restricted stock units (“PSUs”) subject to return on invested capital (“ROIC”) performance goals, comprising 37.5% of the award amount; and (iii) PSUs subject to relative total shareholder return (“TSR”) performance goals, comprising 37.5% of the award amount. The PSUs awarded based on ROIC and relative TSR represent a “target” amount, with the actual number of shares earned ranging from 0% to 200% of each “target”, based on performance over a three-year performance period (fiscal years 2020, 2021 and 2022). Such RSUs and PSUs will vest in full on June 15, 2022 (or, in the case of Mr. Rebelez, June 24, 2022), subject to continued employment with the Company through the vesting date and the satisfaction of the applicable performance metrics, except as otherwise set forth in the applicable award agreement.

2020 Fiscal Year Named Executive Officer Base Salaries

On June 5, 2019, the Board, acting on the recommendation of the Compensation Committee, approved base salaries for the following named executive officers for the 2020 fiscal year: (i) Mr. Walljasper, $613,000; (ii) Ms. Jackowski, $592,500; (iii) Mr. Soupene, $453,200; and (iv) Ms. Summers, $445,000.

2020 Fiscal Year Annual Incentive Plan Awards

On June 5, 2019, the Board, acting on the recommendation of the Compensation Committee, also approved annual incentive compensation for the 2020 fiscal year (the “2020 Annual Plan”). Similar to the 2019 fiscal year, the 2020 Annual Plan will continue to be based on diluted EPS (50%), with the remaining 50% based on same-store sales growth and gross profit margin in both fuel (20%) and inside sales (30%). A “circuit breaker” will be utilized, under which a minimum level of diluted EPS is required before any bonus can be earned. The payout at “target” is based on a percentage (ranging from 65% to 70% for the Company’s Senior Vice Presidents and 100% for Mr. Rebelez) of base salary for the 2020 fiscal year, with an overall payout range from 0% to 200% of “target” depending on performance. All bonuses earned under the 2020 Annual Plan will be paid in cash.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Casey’s General Stores, Inc., dated June 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: June 10, 2019	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer